                                                                    Exhibit 4.11
                                                                [CONFORMED COPY]
                                  SIXTH WAIVER
                                  ------------


          SIXTH WAIVER (the "Waiver"), dated as of August 3, 1993, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company, the Banks, Bankers Trust Company, Chemical Bank (as successor by merger with Manufacturers Hanover Trust Company), Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992, as amended to the date hereof (as so amended, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to waive certain provisions of the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

          1. Notwithstanding anything to the contrary in Section 9.05(c) of the Credit Agreement, the Company shall be permitted to enter into financial leases, guarantees and other instruments in connection with the issuance of industrial development revenue bonds (the "New IDBs") to refinance each of the
(i) $6,055,000 9-7/8% Industrial Development Revenue Bonds (Alabama); (ii) $3,000,000 9-7/8% Industrial Building Revenue Bonds (Illinois); (iii) $1,000,000 9-7/8% Industrial Development Revenue Bonds (Kentucky); (iv) $3,000,000 9-7/8% Industrial Development Revenue Bonds (Arkansas); and (v) $2,500,000 9-7/8% Industrial Development Revenue Bonds (Illinois) (collectively, the "9-7/8% Bonds"), PROVIDED that, (i) the principal amount of the New IDBs shall not exceed $15,055,000, (ii) the maturity date of all of the New IDBs shall be no earlier than the thirteenth anniversary of the date of issuance thereof and
(iii) the covenants and defaults set forth in the New IDBs shall not be more restrictive as to the Company than those set forth in the 9-7/8% Bonds.

          2. Notwithstanding anything to the contrary in the Credit Agreement, in the event the Company is unable to sell all or any part of the New IDBs, after the Company has irrevocably committed to effect the redemption of the 9-7/8% Bonds, the Company shall nonetheless still be permitted to redeem up to $5,935,000 of the 9-7/8% Bonds in accordance with the terms of the respective indenture at a redemption price not in excess of the redemption price set forth in the respective indenture.

          3. Notwithstanding anything to the contrary in Sections 9.06 and 9.17 of the Credit Agreement, the Company shall be permitted to establish a wholly-owned Singapore subsidiary with an authorized paid-in-capital not to exceed $100,000, PROVIDED that, 100% of the stock of such new subsidiary is pledged pursuant to the Company Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent.

          4. In order to induce the Banks to enter into this Waiver, the Company hereby (i) makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Waiver Effective Date (as defined herein) before and after giving effect to this Waiver.

          5. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          6. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          7. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          8. This Waiver shall become effective on the date (the "Waiver Effective Date") when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.


          9. From and after the Waiver Effective Date all references to the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By /s/ John J. Ennis
                              ------------------------------
                                Title: Assistant Treasurer


                              BANKERS TRUST COMPANY,
                              Individually, as Agent, as
                              Mortgagee and as
                              Administrative Agent


                              By /s/ Mary Kay Coyle
                              ------------------------------
                                Title: Vice President


                              CHEMICAL BANK
                                (as successor by merger with
                                Manufacturers Hanover Trust
                                Company), Individually, and
                                as Agent



                              By /s/ William M. Lane
                              ------------------------------
                                Title: Managing Director

                              BARCLAYS BANK PLC, NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /s/ Russell Gorman
                              ------------------------------
                                Title: Director


                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /s/ Sebastian Rocco
                              ------------------------------
                                Title: First Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By /s/ Sebastian Rocco
                              ------------------------------
                                Title: Authorized Signature


                              THE BANK OF MONTREAL



                              By /s/ John M. Denson
                              ------------------------------
                                Title: Managing Director


                              THE BANK OF NEW YORK



                              By /s/ David K. Nichols
                              ------------------------------
                                Title: Senior Vice President

                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By /s/ Neal Hoffson
                              ------------------------------
                                Title: Vice President


                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By /s/ David S. Kopp
                              ------------------------------
                                Title: Vice President



                              By /s/ Jean Richard
                              ------------------------------
                                Title: First Vice President


                              BANQUE PARIBAS



                              By /s/ Stephen M. Burns
                              ------------------------------
                                Title: Vice President



                              By /s/ Gary A. Binning
                              ------------------------------
                                Title: Vice President


                              THE CHASE MANHATTAN BANK, N.A.



                              By /s/ S. Clarke Moody
                              ------------------------------
                                Title: Vice President

                              COMMONWEALTH BANK OF AUSTRALIA



                              By /s/ Paul Hamilton
                              ------------------------------
                                Title: General Manager


                              EATON VANCE PRIME RATE
                                RESERVES



                              By /s/ Jeffrey S. Garner
                              ------------------------------
                                Title: Vice President


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By____________________________
                                Title:


                              GIROCREDIT BANK, New York
                                Branch



                              By____________________________
                                Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch



                              By /s/ Junri Oda
                              ------------------------------
                                Title: Senior Vice President
                                       & Senior Manager

                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED,
                                NEW YORK BRANCH



                              By /s/ Mitsuo Matsunaga
                              ------------------------------
                                Title: Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION



                              By /s/ Patricia Loret de Mola
                              ------------------------------
                                Title: Senior Vice President


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By /s/ Michael A. Monteleone
                              ------------------------------
                                Title: Assistant Vice
                                         President


                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By /s/ Durval Araujo
                              ------------------------------
                                Title: Vice President



                              By /s/ John Kehnle
                              ------------------------------
                                Title: Vice President

                              VAN KAMPEN MERRITT PRIME
                                RATE INCOME TRUST



                              By /s/ Jeffrey W. Maillet
                              ------------------------------
                                Title: Vice President &
                               Portfolio Manager


                              WESTPAC BANKING CORPORATION
                                Grand Cayman Branch



                              By____________________________
                                Title:


                              PRIME INCOME TRUST



                              By____________________________
                                Title:


                              ARAB BANKING CORP.



                              By /s/ Louise Bilbro
                              ------------------------------
                                Title: Vice President


                              BAHRAIN MIDDLE EAST BANK E.C.
                                New York Agency



                              By /s/ Audrey Brown
                              ------------------------------
                                Title: Assistant Vice
                                         President


                              By /s/ Frank Renda
                              ------------------------------
                                Title: Assistant Vice
                                         President

                              BANK OF IRELAND



                              By /s/ Randolph M. Ross
                              ------------------------------
                                Title: Vice President


                              THE BANK OF NOVA SCOTIA


                              By /s/ Stephen Lockhart
                              ------------------------------
                                Title: Vice President


                              BANK OF SCOTLAND



                              By /s/ Catherine M. Oniffrey
                              ------------------------------
                                Title: Vice President


                              MERRILL LYNCH PRIME FUND INC.



                              By /s/ R. Douglas Henderson
                              ------------------------------
                                Title: Authorized Signatory

                              MERRILL LYNCH PRIME RATE PORTFOLIO
                                BY MERRILL LYNCH INVESTMENT
                                MANAGEMENT, INC., as investment
                                advisor



                              By /s/ R. Douglas Henderson
                              ------------------------------
                                Title: Authorized Signatory


                              PROTECTIVE LIFE INSURANCE
                                COMPANY



                              By /s/ Mark K. Okada
                              ------------------------------
                                Title: Manager - Fixed Income

                              RESTRUCTURED OBLIGATION BACKED
                                BY SENIOR ASSETS B.V.


                              By____________________________
                                Title:


                              RYOSHIN LEASING (USA) INC.



                              By____________________________
                                Title:


                              STICHTING RESTRUCTURED
                                OBLIGATIONS BACKED BY SENIOR
                                ASSETS 2 (ROSA2) (Chancellor)



                              By____________________________
                                Title:


                              TOKYO CITY FINANCE (ASIA)
                                LIMITED



                              By /s/ Sadami Kubota
                              ------------------------------
                                Title: Managing Director



                              TOYO TRUST AND BANKING
                                COMPANY, LTD. New York Branch


                              By____________________________
                                Title:

                              TRAVELERS INSURANCE COMPANY


                              By____________________________
                                Title: